UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2008, UST Inc., a Delaware corporation (“UST”), Altria Group, Inc., a Virginia corporation (“Altria”), and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which was announced via press release, as previously disclosed in Altria’s Current Report on Form 8-K filed on September 8, 2008.

On October 2, 2008, Altria, the Merger Subsidiary and UST entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”). The Amendment permits Altria, at its sole discretion, to delay the closing to a date no later than January 7, 2009, even if all closing conditions are satisfied or waived prior to such date. While Altria currently has fully committed financing to complete the transaction, Altria’s lenders advised that it would be preferable to close the transaction in 2009. In the event Altria delays the closing under such circumstances, then Altria agreed to increase the reverse termination fee from $200 million to $300 million. The Amendment did not, however, change the circumstances under which the reverse termination fee is payable. These circumstances are described in detail in the Merger Agreement, which was filed as an exhibit to Altria’s Current Report on Form 8-K filed on September 8, 2008. Except as set forth in the Amendment, the terms and conditions of the Merger Agreement remain unchanged.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement and the Amendment have been filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about UST, Altria or the Merger Subsidiary. The representations, warranties and covenants contained in the Merger Agreement and the Amendment were made only for purposes thereof and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of UST, Altria or the Merger Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date made, which subsequent information may or may not be fully reflected in Altria’s public disclosures.

In connection with the proposed merger, UST intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ UST’S PROXY STATEMENT AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and shareholders are able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov. A free copy of the proxy statement and other relevant documents, when they become available, also may be obtained from UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905-1323, Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the SEC by UST on its website at www.ustinc.com. Such documents are not currently available.

Altria and UST and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from UST’s shareholders in connection with the merger. Information about Altria’s directors and executive officers is set forth in Altria’s proxy statement on Schedule 14A filed with the SEC on April 24, 2008 and Altria’s Annual Report on Form 10-K filed on February 28, 2008. Information about UST’s directors and executive officers is set forth in UST’s proxy statement on Schedule 14A filed with the SEC on March 24, 2008 and UST’s Annual Report on Form 10-K filed on February 22, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that UST intends to file with the SEC.

Item 8.01. Other Events.

On October 3, 2008, Altria and UST issued a joint press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 2, 2008, by and among UST Inc., a Delaware corporation, Altria Group, Inc., a Virginia corporation, and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria.

99.1	Joint Press Release issued by Altria Group, Inc. and UST Inc. on October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Sean X. McKessy
Name:	Sean X. McKessy
Title:	Corporate Secretary

DATE: October 3, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 2, 2008, by and among UST Inc., a Delaware corporation, Altria Group, Inc., a Virginia corporation, and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria.

99.1	Joint Press Release issued by Altria Group, Inc. and UST Inc. on October 3, 2008.